EXHIBIT 32(a)
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
I, William D. Perez, the Chief Executive Officer of Wm. Wrigley Jr. Company (the “Company”), certify that to the best of my knowledge:
(i)	the Quarterly Report of the Company on the Form 10-Q dated November 9, 2007 for the fiscal quarter ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)	the information contained in the said Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM D. PEREZ
William D. Perez
President and Chief Executive Officer

Dated the 9th day of November, 2007